                                                                     EXHIBIT 4.3

                       [FORM OF FACE OF EXCHANGE SECURITY]



No.                                                                  $__________



                            11% Senior Note due 2007



                                                                CUSIP No. ______



         Metallurg, Inc., a Delaware corporation, promises to pay to Cede & Co.,
or registered assigns, the principal sum of              Dollars
on December 1, 2007.



                 Interest Payment Dates: June 1 and December 1.



                      Record Dates: May 15 and November 15.

         Additional provisions of this Security are set forth on the other side of this Security.





         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.





                                                     METALLURG, INC.,



                                                       by





                                                              Name:

                                                              Title:



                                                      by





                                                              Name:

                                                              Title:



[CORPORATE SEAL]





Dated:

TRUSTEE'S CERTIFICATE OF

       AUTHENTICATION



IBJ SCHRODER BANK & TRUST COMPANY,



       as Trustee, certifies

       that this is one of

       the Securities referred

       to in the Indenture.



       by
           ____________________________

              Authorized Signatory




*/ If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]



                            11% Senior Note due 2007





1.  Interest.



         Metallurg, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 25, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.



2.  Method of Payment



         The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).



3.  Paying Agent and Registrar



         Initially, IBJ Schroder Bank & Trust Company, a New York banking association (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.



4.  Indenture



         The Company issued the Securities under an Indenture dated as of November 25, 1997 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.



         The Securities are senior unsecured obligations of the Company limited to $100,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.01 and 2.08 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture issued in exchange for Initial Securities. The Securities include the Exchange Securities and the Initial Securities in the aggregate principal amount of $100,000,000. The Exchange Securities and the Initial Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the Property of the Company.



         To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors will, jointly and severally, unconditionally guarantee the Obligations on a senior basis pursuant to the terms of the Indenture.



5.  Optional Redemption



         Except as set forth in the following paragraph, the Securities will not be redeemable at the option of the Company prior to December 1, 2002. Thereafter, the Securities will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest (if any) to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:


                                                   REDEMPTION

         YEAR                                        PRICE
         ----                                      ----------


         2002                                       105.500%

         2003                                       103.667%

         2004                                       101.833%

         2005 and thereafter                        100.000%



         In addition, prior to December 1, 2000, the Company may redeem up to a maximum of 34% of the original aggregate principal amount of the Securities with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 66% of the original aggregate principal amount of the Securities remains outstanding. Any such redemption shall be made within 60 days of such Public Equity Offering upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

6.  Sinking Fund



         The Securities are not subject to any sinking fund.



7.  Notice of Redemption



         Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.



8.  Repurchase of Securities at the Option of Holders upon Change of Control



         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.



9.  Denominations; Transfer; Exchange



         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.



10.  Persons Deemed Owners



         The registered Holder of this Security may be treated as the owner of it for all purposes.



11.  Unclaimed Money



         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.



12.  Discharge and Defeasance



         Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.



13.  Amendment, Waiver



         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company, the Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guaranties with respect to the Securities and to release Guarantors from Guaranties as provided by the terms thereof; (v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Securityholder; or (ix) to evidence and provide for the acceptance of the appointment of a successor Trustee.



14.  Defaults and Remedies



         If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.



         Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities, by written notice to the Trustee and the Company, may rescind any declaration of acceleration and its conse quences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

15.  Trustee Dealings with the Company



         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.



16.  No Recourse Against Others



         A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.



17.  Authentication



         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.



18.  Abbreviations



         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.  Governing Law



         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.



20.  CUSIP Numbers



         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.



         THE COMPANY WILL FURNISH TO ANY HOLDER OF SECURITIES UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY.

                                 ASSIGNMENT FORM



To assign this Security, fill in the form below:



I or we assign and transfer this Security to





       (Print or type assignee's name, address and zip code)



       (Insert assignee's soc. sec. or tax I.D. No.)





and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.





Date: ________________ Your Signature: _____________________





Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE



         IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, CHECK THE BOX:


                                       [ ]



         IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT:

$





DATE: __________________ YOUR SIGNATURE: __________________

                        (SIGN EXACTLY AS YOUR NAME  APPEARS
                         ON THE OTHER SIDE OF THE SECURITY)





SIGNATURE GUARANTEE:_______________________________________

                    SIGNATURE MUST BE GUARANTEED BY A
                    PARTICIPANT IN A RECOGNIZED SIGNATURE
                    GUARANTY MEDALLION PROGRAM OR OTHER
                    SIGNATURE GUARANTOR ACCEPTABLE TO THE
                    TRUSTEE.